Supplemental Financial Report
First Quarter 2018

May 10, 2018

Cautionary Statement Regarding Forward-Looking Statements

This presentation may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control, and may cause the Company’s actual results to differ significantly from those expressed in any forward-looking statement.

Factors that might cause such a difference include, without limitation, our failure to achieve anticipated synergies in and benefits of the completed merger among NorthStar Asset Management Group Inc., Colony Capital, Inc. and NorthStar Realty Finance Corp., the impact of changes to organizational structure and employee composition, Colony NorthStar’s liquidity, including its ability to complete sales of non-core investments, whether Colony NorthStar will be able to maintain its qualification as a real estate investment trust, or REIT, for U.S. federal income tax purposes, the timing of and ability to deploy available capital, Colony NorthStar's ability to grow its third-party investment management business, the timing and pace of growth in the Company's industrial platform,the performance of the Company's investment in Colony NorthStar Credit Real Estate, Inc., whether the Company will realize any anticipated benefits from the Digital Bridge partnership, the timing of and ability to complete additional repurchases of Colony NorthStar’s stock, Colony NorthStar’s ability to maintain inclusion and relative performance on the RMZ, Colony NorthStar’s leverage, including the ability to reduce debt and the timing and amount of borrowings under its credit facility, increased interest rates and operating costs, the impact of amendments to the Company's agreements with its managed companies, adverse economic or real estate developments in Colony NorthStar’s markets, Colony NorthStar’s failure to successfully operate or lease acquired properties, decreased rental rates, increased vacancy rates or failure to renew or replace expiring leases, increased costs of capital expenditures, defaults on or non-renewal of leases by tenants, the impact of economic conditions on the borrowers of Colony NorthStar’s commercial real estate debt investments and the commercial mortgage loans underlying its commercial mortgage backed securities, adverse general and local economic conditions, an unfavorable capital market environment, decreased leasing activity or lease renewals, and other risks and uncertainties detailed in our filings with the U.S. Securities and Exchange Commission (“SEC”).

Statements regarding the following subjects, among others, may constitute forward-looking statements: the market, economic and environmental conditions in the Company’s real estate investment sectors; the Company’s business and investment strategy; the Company’s ability to dispose of its real estate investments; the performance of the real estate in which the Company owns an interest; market trends in the Company’s industry, interest rates, real estate values, the debt securities markets or the general economy; actions, initiatives and policies of the U.S. government and changes to U.S. government policies and the execution and impact of these actions, initiatives and policies; the state of the U.S. and global economy generally or in specific geographic regions; the Company’s ability to obtain and maintain financing arrangements, including securitizations; the amount and value of commercial mortgage loans requiring refinancing in future periods; the availability of attractive investment opportunities; the general volatility of the securities markets in which the Company participates; changes in the value of the Company’s assets; the impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters; the Company’s ability to maintain its qualification as a real estate investment trust, or REIT, for U.S. federal income tax purposes; and the Company’s ability to maintain its exemption from registration as an investment company under the Investment Company Act of 1940, as amended.

All forward-looking statements reflect Colony NorthStar’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Additional information about these and other factors can be found in Colony NorthStar’s reports filed from time to time with the SEC. Colony NorthStar cautions investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this presentation. Colony NorthStar is under no duty to update any of these forward-looking statements after the date of this presentation, nor to conform prior statements to actual results or revised expectations, and Colony NorthStar does not intend to do so.

This presentation may contain statistics and other data that has been obtained or compiled from information made available by third-party service providers. Colony NorthStar has not independently verified such statistics or data.

This presentation is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Colony NorthStar. This information is not intended to be indicative of future results. Actual performance of Colony NorthStar may vary materially.

The appendices herein contain important information that is material to an understanding of this presentation and you should read this presentation only with and in context of the appendices.

Colony NorthStar, Inc. | Supplemental Financial Report

Important Note Regarding Non-GAAP Financial Measures

This supplemental package includes certain “non-GAAP” supplemental measures that are not defined by generally accepted accounting principles, or GAAP, including; funds from operations, or FFO; core funds from operations, or Core FFO; net operating income (“NOI”); earnings before interest, tax, depreciation and amortization (“EBITDA”); and pro rata financial information.

FFO: The Company calculates funds from operations ("FFO") in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, which defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization, and after similar adjustments for unconsolidated partnerships and joint ventures. Included in FFO are gains and losses from sales of assets which are not depreciable real estate such as loans receivable, investments in unconsolidated joint ventures as well as investments in debt and other equity securities, as applicable.

Core FFO: The Company computes core funds from operations ("Core FFO") by adjusting FFO for the following items, including the Company’s share of these items recognized by its unconsolidated partnerships and joint ventures: (i) gains and losses from sales of depreciable real estate within the Other Equity and Debt segment, net of depreciation, amortization and impairment previously adjusted for FFO; (ii) gains and losses from sales of businesses within the Investment Management segment and impairment write-downs associated with the Investment Management segment; (iii) equity-based compensation expense; (iv) effects of straight-line rent revenue and straight-line rent expense on ground leases; (v) amortization of acquired above- and below-market lease values; (vi) amortization of deferred financing costs and debt premiums and discounts; (vii) unrealized fair value gains or losses and foreign currency remeasurements; (viii) acquisition-related expenses, merger and integration costs; (ix) amortization and impairment of finite-lived intangibles related to investment management contracts and customer relationships; (x) gain on remeasurement of consolidated investment entities and the effect of amortization thereof; (xi) non-real estate depreciation and amortization; (xii) change in fair value of contingent consideration; and (xiii) tax effect on certain of the foregoing adjustments. Beginning with the first quarter of 2018, the Company’s Core FFO from its interest in Colony NorthStar Credit Real Estate (NYSE: CLNC) and NorthStar Realty Europe (NYSE: NRE) represented its percentage interest multiplied by CLNC’s Core Earnings and NRE’s Cash Available for Distribution (“CAD”), respectively. Refer to CLNC’s and NRE's respective filings for the definition and calculation of Core Earnings and CAD.

FFO and Core FFO should not be considered alternatives to GAAP net income as indications of operating performance, or to cash flows from operating activities as measures of liquidity, nor as indications of the availability of funds for our cash needs, including funds available to make distributions. FFO and Core FFO should not be used as supplements to or substitutes for cash flow from operating activities computed in accordance with GAAP. The Company’s calculations of FFO and Core FFO may differ from methodologies utilized by other REITs for similar performance measurements, and, accordingly, may not be comparable to those of other REITs.

The Company uses FFO and Core FFO as supplemental performance measures because, in excluding real estate depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that captures trends in occupancy rates, rental rates, and operating costs. The Company also believes that, as widely recognized measures of the performance of REITs, FFO and Core FFO will be used by investors as a basis to compare its operating performance with that of other REITs. However, because FFO and Core FFO exclude depreciation and amortization and capture neither the changes in the value of the Company’s properties that resulted from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of its properties, all of which have real economic effect and could materially impact the Company’s results from operations, the utility of FFO and Core FFO as measures of the Company’s performance is limited. FFO and Core FFO should be considered only as supplements to net income as a measure of the Company’s performance.

Colony NorthStar, Inc. | Supplemental Financial Report

Important Note Regarding Non-GAAP Financial Measures

NOI and EBITDA: The Company believes that NOI and EBITDA are useful measures of operating performance of its respective real estate portfolios as they are more closely linked to the direct results of operations at the property level. NOI also reflects actual rents received during the period after adjusting for the effects of straight-line rents and amortization of above- and below- market leases; therefore, a comparison of NOI across periods better reflects the trend in occupancy rates and rental rates of the Company’s properties.

NOI and EBITDA exclude historical cost depreciation and amortization, which are based on different useful life estimates depending on the age of the properties, as well as adjust for the effects of real estate impairment and gains or losses on sales of depreciated properties, which eliminate differences arising from investment and disposition decisions. This allows for comparability of operating performance of the Company’s properties period over period and also against the results of other equity REITs in the same sectors. Additionally, by excluding corporate level expenses or benefits such as interest expense, any gain or loss on early extinguishment of debt and income taxes, which are incurred by the parent entity and are not directly linked to the operating performance of the Company’s properties, NOI and EBITDA provide a measure of operating performance independent of the Company’s capital structure and indebtedness. However, the exclusion of these items as well as others, such as capital expenditures and leasing costs, which are necessary to maintain the operating performance of the Company’s properties, and transaction costs and administrative costs, may limit the usefulness of NOI and EBITDA. NOI may fail to capture significant trends in these components of U.S. GAAP net income (loss) which further limits its usefulness.

NOI should not be considered as an alternative to net income (loss), determined in accordance with U.S. GAAP, as an indicator of operating performance. In addition, the Company’s methodology for calculating NOI involves subjective judgment and discretion and may differ from the methodologies used by other comparable companies, including other REITs, when calculating the same or similar supplemental financial measures and may not be comparable with other companies.

Pro-rata: The Company presents pro-rata financial information, which is not, and is not intended to be, a presentation in accordance with GAAP. The Company computes pro-rata financial information by applying its economic interest to each financial statement line item on an investment-by-investment basis. Similarly, noncontrolling interests’ share of assets, liabilities, profits and losses was computed by applying noncontrolling interests’ economic interest to each financial statement line item. The Company provides pro-rata financial information because it may assist investors and analysts in estimating the Company’s economic interest in its investments. However, pro-rata financial information as an analytical tool has limitations. Other equity REITs may not calculate their pro-rata information in the same methodology, and accordingly, the Company’s pro-rata information may not be comparable to such other REITs' pro-rata information. As such, the pro-rata financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP, but may be used as a supplement to financial information as reported under GAAP.

Tenant/operator provided information: The information related to the Company’s tenants/operators that is provided in this presentation has been provided by, or derived from information provided by, such tenants/operators. The Company has not independently verified this information and has no reason to believe that such information is inaccurate in any material respect. The Company is providing this data for informational purposes only.

Colony NorthStar, Inc. | Supplemental Financial Report

Note Regarding CLNS Reportable Segments / Consolidated and OP Share of Consolidated Amounts

Colony NorthStar holds investment interests in six reportable segments: Healthcare Real Estate; Industrial Real Estate; Hospitality Real Estate; CLNC; Other Equity and Debt; and Investment Management.

Healthcare Real Estate
As of March 31, 2018, the consolidated healthcare portfolio consisted of 413 properties: 192 senior housing properties, 108 medical office properties, 99 skilled nursing facilities and 14 hospitals. The Company’s equity interest in the consolidated Healthcare Real Estate segment was approximately 71% as of March 31, 2018. The healthcare portfolio earns rental and escalation income from leasing space to various healthcare tenants and operators. The leases are for fixed terms of varying length and generally provide for rent and expense reimbursements to be paid in monthly installments. The healthcare portfolio also generates operating income from healthcare properties operated through management agreements with independent third-party operators, predominantly through structures permitted by the REIT Investment Diversification and Empowerment Act of 2007 (“RIDEA”).

Industrial Real Estate
As of March 31, 2018, the consolidated industrial portfolio consisted of 378 primarily light industrial buildings totaling 45.6 million rentable square feet across 18 major U.S. markets and was 94% leased. During the first quarter 2018, the Company closed on $70 million of new third-party capital. As a result, the Company’s equity interest in the consolidated Industrial Real Estate segment decreased to approximately 40% as of March 31, 2018 from 41% as of December 31, 2017. Total third-party capital commitments were approximately $1.2 billion compared to cumulative balance sheet contributions of $750 million as of March 31, 2018. The Company continues to own a 100% interest in the related operating platform. The Industrial Real Estate segment is comprised of and primarily invests in light industrial properties in infill locations in major U.S. metropolitan markets targeting multi-tenant buildings of up to 500,000 square feet and single tenant buildings of up to 250,000 square feet with an office buildout of less than 20%.

Hospitality Real Estate
As of March 31, 2018, the consolidated hospitality portfolio consisted of 167 properties: 97 select service properties, 66 extended stay properties and 4 full service properties. The Company’s equity interest in the consolidated Hospitality Real Estate segment was approximately 94% as of March 31, 2018. The hospitality portfolio consists primarily of premium branded select service hotels and extended stay hotels located mostly in major metropolitan markets, of which a majority are affiliated with top hotel brands. The select service hospitality portfolio, referred to as the THL Hotel Portfolio, which the Company acquired through consensual transfer during the third quarter 2017, is not included in the Hospitality Real Estate segment and is included in the Other Equity and Debt segment.

Colony NorthStar Credit Real Estate, Inc. (“CLNC”)
On February 1, 2018, Colony NorthStar Credit Real Estate, Inc., a leading commercial real estate credit REIT, announced the completion of the combination of a select portfolio of the Company’s assets and liabilities from the Other Equity and Debt segment with NorthStar Real Estate Income Trust, Inc. (“NorthStar I”) and NorthStar Real Estate Income II, Inc. (“NorthStar II”) in an all-stock transaction. In connection with the closing, CLNC completed the listing of its Class A common stock on the New York Stock Exchange under the ticker symbol “CLNC.” The Company owns 48.0 million shares, or 37%, of CLNC and earns an annual base management fee of 1.5% on stockholders’ equity and an incentive fee of 20% of CLNC’s Core Earnings over a 7% hurdle rate.

Other Equity and Debt
The Company owns a diversified group of strategic and non-strategic real estate and real estate-related debt and equity investments. Strategic investments include our 10% interest in NorthStar Realty Europe (NYSE: NRE) and other investments for which the Company acts as a general partner or manager (“GP Co-Investments”) and receives various forms of investment management economics on the related third-party capital. Non-strategic investments are composed of those investments the Company does not intend to own for the long term including net leased assets; real estate loans; other real estate equity including the THL Hotel Portfolio and the Company’s interest in Albertsons; limited partnership interests in third-party sponsored real estate private equity funds; and multiple classes of commercial real estate (“CRE”) securities.

Investment Management
The Company’s Investment Management segment includes the business and operations of managing capital on behalf of third-party investors through closed and open-end private funds, non-traded and traded real estate investment trusts and registered investment companies.

Throughout this presentation, consolidated figures represent the interest of both the Company (and its subsidiary Colony Capital Operating Company or the “CLNS OP”) and noncontrolling interests. Figures labeled as CLNS OP share represent the Company’s pro-rata share.

Colony NorthStar, Inc. | Supplemental Financial Report

Table of Contents

			Page
I.	Overview
	a.	Summary Metrics	6
	b.	Summary of Segments	7-8
II.	Financial Results
	a.	Consolidated Balance Sheet	9
	b.	Noncontrolling Interests’ Share Balance Sheet	10
	c.	Consolidated Segment Operating Results	11
	d.	Noncontrolling Interests’ Share Segment Operating Results	12
	e.	Segment Reconciliation of Net Income to FFO & Core FFO	13
III.	Capitalization
	a.	Overview	14
	b.	Investment-Level Debt Overview	15
	c.	Revolving Credit Facility Overview	16
	d.	Corporate Securities Overview	17
	e.	Debt Maturity and Amortization Schedules	18
IV.	Healthcare Real Estate
	a.	Summary Metrics and Operating Results	19
	b.	Portfolio Overview	20-21
V.	Industrial Real Estate
	a.	Summary Metrics and Operating Results	22
	b.	Portfolio Overview	23

			Page
VI.	Hospitality Real Estate
	a.	Summary Metrics and Operating Results	24
	b.	Portfolio Overview	25
VII.	CLNC
	a.	Overview	26
VIII.	Other Equity and Debt
	a.	Strategic Investments	27
	b.	Net Lease and Other Real Estate Equity	28
	c.	Real Estate Debt	29-31
	d.	Real Estate PE Fund Interests	32
	e.	CRE Securities	33
IX.	Investment Management
	a.	Summary Metrics	34
	b.	Assets Under Management	35
X.	Appendices
	a.	Definitions	37-38
	b.	Reconciliation of Net Income (Loss) to NOI/EBITDA	39-40

Colony NorthStar, Inc. | Supplemental Financial Report	5

Ia. Overview - Summary Metrics

($ and shares in thousands, except per share data and as noted; as of or for the three months ended March 31, 2018, unless otherwise noted) (Unaudited)
Financial Data
Net income (loss) attributable to common stockholders	$(72,714)
Net income (loss) attributable to common stockholders per basic share	(0.14)
Core FFO	115,079
Core FFO per basic share	0.20
Q2 2018 dividend per share	0.11
Annualized Q2 2018 dividend per share	0.44

Balance Sheet, Capitalization and Trading Statistics
Total consolidated assets	$23,564,492
CLNS OP share of consolidated assets	17,253,870
Total consolidated debt(1)	10,760,937
CLNS OP share of consolidated debt(1)	7,967,116
Shares and OP units outstanding as of March 31, 2018	533,660
Shares and OP units outstanding as of May 7, 2018	527,463
Share price as of May 7, 2018	6.29
Market value of common equity & OP units as of May 7, 2018	3,317,742
Liquidation preference of perpetual preferred equity	1,636,605
Insider ownership of shares and OP units	6.4%
Total Assets Under Management ("AUM")	$ 42.9 billion
Fee Earning Equity Under Management ("FEEUM")	$ 16.2 billion

Notes:
In evaluating the information presented throughout this presentation see the appendices to this presentation for definitions and reconciliations of non-GAAP financial measures to GAAP measures.

(1)	Represents principal balance and excludes debt issuance costs, discounts and premiums. See additional footnotes on page 14.

Colony NorthStar, Inc. | Supplemental Financial Report	6

Ib. Overview - Summary of Segments

($ in thousands; as of or for the three months ended March 31, 2018, unless otherwise noted)	Consolidated amount	CLNS OP share of consolidated amount
Healthcare Real Estate(1)
Q1 2018 net operating income(2)	$81,310	$57,870
Annualized net operating income(3)	312,440	222,566
Investment-level non-recourse financing(4)	3,278,421	2,335,963

Industrial Real Estate
Q1 2018 net operating income(2)	44,633	17,920
Annualized net operating income	178,532	71,680
Investment-level non-recourse financing(4)	1,014,030	407,133

Hospitality Real Estate
Q1 2018 EBITDA(2)	59,192	55,818
Annualized EBITDA(5)	272,774	257,226
Investment-level non-recourse financing(4)	2,609,599	2,438,723

Notes:

(1)
NOI includes $1.3 million consolidated or $0.9 million CLNS OP share of interest earned related to $76 million consolidated or $53 million CLNS OP share carrying value of healthcare real estate development loans. This interest income is in the Interest Income line item on the Company’s Statement of Operations for the three months ended March 31, 2018.

(2)	For a reconciliation of net income/(loss) attributable to common stockholders to NOI/EBITDA, please refer to the appendix to this presentation.

(3)	Excludes a first quarter 2018 early lease termination fee of $3.2 million consolidated or $2.2 million CLNS OP share.

(4)	Represents unpaid principal balance.

(5)	Annualized EBITDA is calculated using the pro rata percentage of historical Q1 2017 EBITDA relative to historical full year 2017 EBITDA to account for seasonality.

Colony NorthStar, Inc. | Supplemental Financial Report	7

Ib. Overview - Summary of Segments (cont’d)

($ in thousands except as noted; as of or for the three months ended March 31, 2018, unless otherwise noted)	Consolidated amount	CLNS OP share of consolidated amount
CLNC
Net carrying value of 37% interest	$1,161,930	$1,161,930
Other Equity and Debt(1)
1) Strategic Investments
a) GP co-investments - net carrying value	944,835	238,483
b) Net carrying value of 10% interest in NRE	73,978	73,978
2) Net lease real estate equity
a) Q1 2018 net operating income(2)	7,676	7,664
b) Investment-level non-recourse financing(3)	345,069	344,430
3) Other real estate equity
a) Undepreciated carrying value of real estate assets(4)	2,518,033	1,308,649
b) Investment-level non-recourse financing(3)	1,785,715	922,721
c) Carrying value - unconsolidated / equity method investments (including Albertsons)	681,077	605,076
4) Real estate debt
a) Loans receivable(5)	1,293,411	1,061,328
b) Investment-level non-recourse financing(3)	449,354	434,649
c) Carrying value - equity method investments	28,325	20,817
d) Carrying value - real estate assets (REO within debt portfolio) and other(4)	32,258	15,651
5) Real estate PE fund investments
a) Carrying value		171,945
6) CRE securities
a) Net carrying value		126,259
Investment Management
Third-party AUM ($ in millions)		27,487
FEEUM ($ in millions)		16,187
Q1 2018 fee revenue and REIM platform earnings of investments in unconsolidated ventures		43,456
Net Assets(6)
Cash and cash equivalents, restricted cash and other assets	1,414,570	990,618
Accrued and other liabilities and dividends payable	813,621	630,685
Net assets	600,949	359,933

Notes:

(1)	Includes assets classified as held for sale on the Company’s financial statements.

(2)	Net lease real estate equity excludes net operating income of investments contributed to CLNC for the period January 1, 2018 to January 31, 2018.

(3)	Represents unpaid principal balance.

(4)	Includes all components related to real estate assets, including tangible real estate and lease-related intangibles, and excludes accumulated depreciation.

(5)
Excludes $47 million consolidated or $28 million CLNS OP share carrying value of real estate debt investments held in a CDO securitization and $76 million consolidated or $53 million CLNS OP share carrying value of healthcare real estate development loans.

(6)
Other assets exclude $9 million consolidated or $8 million CLNS OP share of deferred financing costs and accrued and other liabilities exclude $82 million consolidated and CLNS OP share of deferred tax liabilities and other liabilities which are not due in cash.

Colony NorthStar, Inc. | Supplemental Financial Report	8

IIa. Financial Results - Consolidated Balance Sheet

($ in thousands, except per share data) (Unaudited)	As of March 31, 2018
Assets
Cash and cash equivalents	$484,827
Restricted cash	453,366
Real estate assets, net	14,100,874
Loans receivable, net	1,972,179
Investments in unconsolidated ventures	2,549,630
Securities available for sale, at fair value	288,900
Goodwill	1,534,561
Deferred leasing costs and intangible assets, net	691,896
Assets held for sale	1,002,838
Other assets	441,839
Due from affiliates	43,582
Total assets	$23,564,492
Liabilities
Debt, net	$10,495,429
Accrued and other liabilities	791,439
Intangible liabilities, net	187,864
Liabilities related to assets held for sale	273,778
Due to affiliates	13,105
Dividends and distributions payable	90,791
Total liabilities	11,852,406
Commitments and contingencies
Redeemable noncontrolling interests	31,648
Equity
Stockholders’ equity:
Preferred stock, $0.01 par value per share; $1,636,605 liquidation preference; 250,000 shares authorized; 65,464 shares issued and outstanding	1,606,966
Common stock, $0.01 par value per share
Class A, 949,000 shares authorized; 500,643 shares issued and outstanding	5,007
Class B, 1,000 shares authorized; 736 shares issued and outstanding	7
Additional paid-in capital	7,634,952
Distributions in excess of earnings	(1,294,996)
Accumulated other comprehensive income (loss)	49,037
Total stockholders’ equity	8,000,973
Noncontrolling interests in investment entities	3,267,834
Noncontrolling interests in Operating Company	411,631
Total equity	11,680,438
Total liabilities, redeemable noncontrolling interests and equity	$23,564,492

Colony NorthStar, Inc. | Supplemental Financial Report	9

IIb. Financial Results - Noncontrolling Interests’ Share Balance Sheet

($ in thousands, except per share data) (Unaudited)	As of March 31, 2018
Assets
Cash and cash equivalents	$179,733
Restricted cash	123,135
Real estate assets, net	4,463,167
Loans receivable, net	731,933
Investments in unconsolidated ventures	209,163
Securities available for sale, at fair value	36,575
Goodwill	—
Deferred leasing costs and intangible assets, net	166,999
Assets held for sale	277,893
Other assets	126,739
Due from affiliates	(4,715)
Total assets	$6,310,622
Liabilities
Debt, net	$2,753,498
Accrued and other liabilities	180,929
Intangible liabilities, net	60,119
Liabilities related to assets held for sale	14,587
Due to affiliates	4
Dividends and distributions payable	2,003
Total liabilities	3,011,140
Commitments and contingencies	—
Redeemable noncontrolling interests	31,648
Equity
Stockholders’ equity:
Preferred stock, $0.01 par value per share; $1,636,605 liquidation preference; 250,000 shares authorized; 65,464 shares issued and outstanding	—
Common stock, $0.01 par value per share
Class A, 949,000 shares authorized; 500,643 shares issued and outstanding	—
Class B, 1,000 shares authorized; 736 shares issued and outstanding	—
Additional paid-in capital	—
Distributions in excess of earnings	—
Accumulated other comprehensive income (loss)	—
Total stockholders’ equity	—
Noncontrolling interests in investment entities	3,267,834
Noncontrolling interests in Operating Company	—
Total equity	3,267,834
Total liabilities, redeemable noncontrolling interests and equity	$6,310,622

Colony NorthStar, Inc. | Supplemental Financial Report	10

IIc. Financial Results - Consolidated Segment Operating Results

	Three Months Ended March 31, 2018
($ in thousands) (Unaudited)	Healthcare	Industrial	Hospitality	CLNC	Other Equity and Debt	Investment Management	Amounts not allocated to segments	Total
Revenues
Property operating income	$151,137	$67,637	$195,259	$—	$140,697	$—	$—	$554,730
Interest income	1,326	532	—	—	61,787	—	209	63,854
Fee income	—	—	—	—	—	36,842	—	36,842
Other income	132	584	523	—	2,670	5,679	1,650	11,238
Total revenues	152,595	68,753	195,782	—	205,154	42,521	1,859	666,664
Expenses
Property operating expense	66,966	20,811	136,095	—	81,898	—	—	305,770
Interest expense	50,941	10,190	34,361	—	40,280	—	13,117	148,889
Investment, servicing and commission expense	2,310	74	1,542	—	7,122	6,363	1,242	18,653
Transaction costs	—	—	—	—	9	—	707	716
Depreciation and amortization	41,127	29,945	35,457	—	28,969	7,676	1,531	144,705
Provision for loan loss	—	—	—	—	5,375	—	—	5,375
Impairment loss	3,780	—	—	—	9,189	140,429	—	153,398
Compensation expense	1,791	2,395	1,425	—	3,281	16,468	24,124	49,484
Administrative expenses	142	1,307	592	—	2,871	2,735	17,216	24,863
Total expenses	167,057	64,722	209,472	—	178,994	173,671	57,937	851,853
Other income (loss)
Gain on sale of real estate assets	—	2,293	—	—	16,151	—	—	18,444
Other gain (loss), net	2,926	—	323	—	3,442	1,021	67,544	75,256
Earnings of investments in unconsolidated ventures	—	—	—	(3,654)	27,217	8,702	—	32,265
Income (loss) before income taxes	(11,536)	6,324	(13,367)	(3,654)	72,970	(121,427)	11,466	(59,224)
Income tax benefit (expense)	(998)	(3)	1,481	—	(4,539)	36,803	64	32,808
Net income (loss) from continuing operations	(12,534)	6,321	(11,886)	(3,654)	68,431	(84,624)	11,530	(26,416)
Income (loss) from discontinued operations	—	—	—	—	117	—	—	117
Net income (loss)	(12,534)	6,321	(11,886)	(3,654)	68,548	(84,624)	11,530	(26,299)
Net income (loss) attributable to noncontrolling interests:
Redeemable noncontrolling interests	—	—	—	—	(696)	—	—	(696)
Investment entities	(1,548)	4,966	(1,228)	—	17,148	764	—	20,102
Operating Company	(626)	77	(608)	(208)	2,987	(4,868)	(1,132)	(4,378)
Net income (loss) attributable to Colony NorthStar, Inc.	(10,360)	1,278	(10,050)	(3,446)	49,109	(80,520)	12,662	(41,327)
Preferred stock redemption	—	—	—	—	—	—	—	—
Preferred stock dividends	—	—	—	—	—	—	31,387	31,387
Net income (loss) attributable to common stockholders	$(10,360)	$1,278	$(10,050)	$(3,446)	$49,109	$(80,520)	$(18,725)	$(72,714)

Colony NorthStar, Inc. | Supplemental Financial Report	11

IId. Financial Results - Noncontrolling Interests’ Share Segment Operating Results

	Three Months Ended March 31, 2018
($ in thousands) (Unaudited)	Healthcare	Industrial	Hospitality		CLNC	Other Equity and Debt	Investment Management	Amounts not allocated to segments	Total
Revenues				—
Property operating income	$42,819	$39,935	$11,487		$—	$61,430	$—	$—	$155,671
Interest income	402	311	—		—	25,186	—	—	25,899
Fee income	—	—	—		—	—	—	—	—
Other income	39	—	28		—	1,691	—	—	1,758
Total revenues	43,260	40,246	11,515		—	88,307	—	—	183,328
Expenses
Property operating expense	18,349	12,523	8,179		—	36,340	—	—	75,391
Interest expense	14,645	5,965	2,249		—	13,157	—	—	36,016
Investment, servicing and commission expense	667	2	100		—	3,249	—	—	4,018
Transaction costs	—	—	—		—	3	—	—	3
Depreciation and amortization	11,925	17,500	2,214		—	12,403	—	—	44,042
Provision for loan loss	—	—	—		—	3,247	—	—	3,247
Impairment loss	987	—	—		—	6,812	—	—	7,799
Compensation expense	—	484	—		—	460	—	—	944
Administrative expenses	37	608	24		—	1,286	—	—	1,955
Total expenses	46,610	37,082	12,766		—	76,957	—	—	173,415
Other income (loss)
Gain on sale of real estate assets	—	1,342	—		—	9,406	—	—	10,748
Other gain (loss), net	888	—	23		—	(6,503)	—	—	(5,592)
Earnings of investments in unconsolidated ventures	—	—	—		—	4,756	764	—	5,520
Income (loss) before income taxes	(2,462)	4,506	(1,228)		—	19,009	764	—	20,589
Income tax benefit (expense)	(302)	(2)	—		—	(2,610)	—	—	(2,914)
Net income (loss) from continuing operations	(2,764)	4,504	(1,228)		—	16,399	764	—	17,675
Income (loss) from discontinued operations	—	—	—		—	53	—	—	53
Non-pro rata allocation of income (loss) to NCI	1,216	462	—		—	—	—	—	1,678
Net income (loss) attributable to noncontrolling interests	$(1,548)	$4,966	$(1,228)		$—	$16,452	$764	$—	$19,406

Colony NorthStar, Inc. | Supplemental Financial Report	12

IIe. Financial Results - Segment Reconciliation of Net Income to FFO & Core FFO

	Three Months Ended March 31, 2018
	OP pro rata share by segment								Amounts attributable to noncontrolling interests	CLNS consolidated as reported
($ in thousands) (Unaudited)	Healthcare	Industrial	Hospitality	CLNC(1)	Other Equity and Debt(2)	Investment Management	Amounts not allocated to segments	Total OP pro rata share
Net income (loss) attributable to common stockholders	$(10,360)	$1,278	$(10,050)	$(3,446)	$49,109	$(80,520)	$(18,725)	$(72,714)	$—	$(72,714)
Net income (loss) attributable to noncontrolling common interests in Operating Company	(626)	77	(608)	(208)	2,987	(4,868)	(1,132)	(4,378)	—	(4,378)
Net income (loss) attributable to common interests in Operating Company and common stockholders	(10,986)	1,355	(10,658)	(3,654)	52,096	(85,388)	(19,857)	(77,092)	—	(77,092)

Adjustments for FFO:
Real estate depreciation and amortization	29,909	12,396	32,781	5,800	18,197	1,111	—	100,194	43,712	143,906
Impairment write-downs associated with depreciable real estate	2,793	—	—	—	2,377	1,971	—	7,141	7,799	14,940
(Gain) loss from sales of depreciable real estate	—	(951)	—	—	(8,149)	(3,077)	—	(12,177)	(10,748)	(22,925)
Less: Net income (loss) attributable to noncontrolling interests in investment entities	—	—	—	—	—	—	—	—	(40,763)	(40,763)
FFO	$21,716	$12,800	$22,123	$2,146	$64,521	$(85,383)	$(19,857)	$18,066	$—	$18,066

Additional adjustments for Core FFO:
(Gains) and losses from sales of depreciable real estate within the Other Equity and Debt segment, net of depreciation, amortization and impairment previously adjusted for FFO(3)	—	—	—	—	5,091	—	—	5,091	8,051	13,142
(Gains) and losses from sales of businesses within the Investment Management segment and impairment write-downs associated with the Investment Management segment	—	—	—	—	—	5,431	—	5,431	—	5,431
Equity-based compensation expense(4)	254	471	247	104	766	1,834	8,794	12,470	—	12,470
Straight-line rent revenue and straight-line rent expense on ground leases	(1,785)	(758)	(4)	—	(1,159)	(73)	895	(2,884)	(2,384)	(5,268)
Change in fair value of contingent consideration	—	—	—	—	—	—	(10,480)	(10,480)	—	(10,480)
Amortization of acquired above- and below-market lease values	(1,199)	(187)	(3)	—	79	—	—	(1,310)	(666)	(1,976)
Amortization of deferred financing costs and debt premiums and discounts	6,171	157	3,120	—	3,565	83	1,644	14,740	5,883	20,623
Unrealized fair value gains or losses and foreign currency remeasurements	(2,026)	—	—	485	2,577	6	(57,134)	(56,092)	489	(55,603)
Acquisition and merger-related transaction costs	—	—	—	10,638	471	—	700	11,809	3	11,812
Merger integration costs(5)	—	—	—	—	—	1,275	4,854	6,129	—	6,129
Amortization and impairment of investment management intangibles	—	—	—	—	—	147,912	—	147,912	—	147,912
Non-real estate depreciation and amortization	—	49	462	—	—	187	1,531	2,229	48	2,277
Gain on remeasurement of consolidated investment entities and the effect of amortization thereof	—	—	—	—	1,869	—	—	1,869	979	2,848
Tax (benefit) expense, net	—	—	—	—	—	(39,901)	—	(39,901)	—	(39,901)
Less: Adjustments attributable to noncontrolling interests in investment entities	—	—	—	—	—	—	—	—	(12,403)	(12,403)
Core FFO	$23,131	$12,532	$25,945	$13,373	$77,780	$31,371	$(69,053)	$115,079	$—	$115,079
Notes:

(1)
Reflects two months of the Company’s 37% share of CLNC’s net loss and Core Earnings. The financial results related to the assets and liabilities contributed to CLNC for the period January 1, 2018 to January 31, 2018 are included in the Other Equity and Debt segment.

(2)
Other Equity and Debt segment Core FFO includes gains on sale, net of losses and provisions, of approximately $12 million, including a $9.9 million fair value gain related to the contribution of net assets to CLNC.

(3)
Net of $1.7 million CLNS OP share of depreciation, amortization and impairment charges previously adjusted to calculate FFO and Core Earnings, a non-GAAP measure used by Colony prior to its internalization of the manager.

(4)	Includes $3.3 million of replacement award amortization.

(5)
Merger integration costs represent costs and charges incurred during the integration of Colony, NSAM and NRF. These integration costs are not reflective of the Company’s core operating performance and the Company does not expect to incur these costs subsequent to the completion of the merger integration. The majority of integration costs consist of severance, employee costs of those separated or scheduled for separation, system integration and lease terminations.

Colony NorthStar, Inc. | Supplemental Financial Report	13

IIIa. Capitalization - Overview

($ in thousands; except per share data; as of March 31, 2018, unless otherwise noted)		Consolidated amount	CLNS OP share of consolidated amount

Debt (UPB)
$1,000,000 Revolving credit facility		$100,000	$100,000
Convertible/exchangeable senior notes		616,105	616,105
Corporate aircraft promissory note		38,714	38,714
Trust Preferred Securities ("TruPS")		280,117	280,117
Investment-level debt:
Healthcare		3,278,421	2,335,963
Industrial		1,014,030	407,133
Hospitality		2,609,599	2,438,723
Other Equity and Debt(1)		2,823,951	1,750,361
Total investment-level debt(2)		9,726,001	6,932,180
Total debt		$10,760,937	$7,967,116

Perpetual preferred equity, redemption value
Total perpetual preferred equity			$1,636,605

Common equity as of May 7, 2018	Price per share	Shares / Units
Class A and B common stock	$6.29	496,824	$3,125,023
OP units	6.29	30,639	192,719
Total market value of common equity			$3,317,742

Total market capitalization			$12,921,463

Notes:

(1)	Excludes $237 million consolidated or $214 million CLNS OP share principal balance of non-recourse CDO securitization debt.
(2) Includes $216 million consolidated or $210 million CLNS OP share principal balance of debt related to assets held for sale.

Colony NorthStar, Inc. | Supplemental Financial Report	14

IIIb. Capitalization - Investment-Level Debt Overview

($ in thousands; as of or for the three months ended March 31, 2018, unless otherwise noted)
Non-recourse investment-level debt overview
		Consolidated	CLNS OP share of consolidated amount
	Fixed / Floating	Unpaid principal balance	Unpaid principal balance	Wtd. avg. years remaining to maturity	Wtd. avg. interest rate(1)
Healthcare	Fixed	$2,168,925	$1,512,712	2.7	4.7%
Healthcare	Floating	1,109,496	823,251	2.9	6.3%
Industrial	Fixed	1,014,030	407,133	11.1	3.8%
Hospitality	Fixed	9,918	9,670	2.9	12.8%
Hospitality	Floating	2,599,681	2,429,053	3.4	5.0%
Other Equity and Debt(2)
Net lease real estate equity	Fixed	345,069	344,430	6.1	4.2%
Other real estate equity	Fixed	131,953	62,414	4.8	3.6%
Other real estate equity	Floating	1,653,762	860,307	4.3	4.4%
Real estate debt	Fixed	83,792	83,792	11.1	6.1%
Real estate debt	Floating	365,562	350,857	2.7	3.9%
GP Co-investments in CDCF IV	Floating	243,813	48,561	2.5	3.9%
Total investment-level debt(3)		$9,726,001	$6,932,180	3.9	4.8%

Fixed / Floating Summary
Fixed		$3,753,687	$2,420,151
Floating		5,972,314	4,512,029
Total investment-level debt(3)		$9,726,001	$6,932,180

Notes:

(1)	Based on 1-month LIBOR of 1.88% and 3-month LIBOR of 2.31%.

(2)	Excludes $237 million consolidated or $214 million CLNS OP share principal balance of non-recourse CDO securitization debt.

(3)	Includes $216 million consolidated or $210 million CLNS OP share principal balance of debt related to assets held for sale.

Colony NorthStar, Inc. | Supplemental Financial Report	15

IIIc. Capitalization - Revolving Credit Facility Overview

($ in thousands, except as noted; as of March 31, 2018)
Revolving credit facility
Maximum principal amount	$1,000,000
Amount outstanding	100,000
Initial maturity	January 11, 2021
Fully-extended maturity	January 10, 2022
Interest rate	LIBOR + 2.25%

Financial covenants as defined in the Credit Agreement:	Covenant level
Consolidated Tangible Net Worth	Minimum $4,550 million
Consolidated Fixed Charge Coverage Ratio	Minimum 1.50 to 1.00
Interest Coverage Ratio(1)	Minimum 3.00 to 1.00
Consolidated Leverage Ratio	Maximum 0.65 to 1.00

Company status: As of March 31, 2018, CLNS is meeting all required covenant threshold levels

Notes:

(1)
Interest Coverage Ratio represents the ratio of the sum of (1) earnings from borrowing base assets and (2) certain investment management earnings divided by the greater of (a) actual interest expense on the revolving credit facility and (b) the average balance of the facility multiplied by 7.0% for the applicable quarter.

Colony NorthStar, Inc. | Supplemental Financial Report	16

IIId. Capitalization - Corporate Securities Overview

($ in thousands, except per share data; as of March 31, 2018, unless otherwise noted)
Convertible/exchangeable debt
Description	Outstanding principal	Final due date	Interest rate	Conversion price (per share of common stock)	Conversion ratio	Conversion shares	Redemption date
5.0% Convertible senior notes	$200,000	April 15, 2023	5.00% fixed	$15.76	63.4700	12,694	On or after April 22, 2020(1)
3.875% Convertible senior notes	402,500	January 15, 2021	3.875% fixed	16.57	60.3431	24,288	On or after January 22, 2019(1)
5.375% Exchangeable senior notes	13,605	June 15, 2033	5.375% fixed	12.04	83.0837	1,130	On or after June 15, 2020(1)
Total convertible debt	$616,105

TruPS
Description	Outstanding principal	Final due date	Interest rate
Trust I	$41,240	March 30, 2035	3M L + 3.25%
Trust II	25,780	June 30, 2035	3M L + 3.25%
Trust III	41,238	January 30, 2036	3M L + 2.83%
Trust IV	50,100	June 30, 2036	3M L + 2.80%
Trust V	30,100	September 30, 2036	3M L + 2.70%
Trust VI	25,100	December 30, 2036	3M L + 2.90%
Trust VII	31,459	April 30, 2037	3M L + 2.50%
Trust VIII	35,100	July 30, 2037	3M L + 2.70%
Total TruPS	$280,117

Perpetual preferred stock
Description	Liquidation preference	Shares outstanding	Callable period
Series B 8.25% cumulative redeemable perpetual preferred stock	$152,855	6,114	Callable
Series D 8.5% cumulative redeemable perpetual preferred stock	200,000	8,000	Callable
Series E 8.75% cumulative redeemable perpetual preferred stock	250,000	10,000	On or after May 15, 2019
Series G 7.5% cumulative redeemable perpetual preferred stock	86,250	3,450	On or after June 19, 2019
Series H 7.125% cumulative redeemable perpetual preferred stock	287,500	11,500	On or after April 13, 2020
Series I 7.15% cumulative redeemable perpetual preferred stock	345,000	13,800	On or after June 5, 2022
Series J 7.125% cumulative redeemable perpetual preferred stock	315,000	12,600	On or after September 22, 2022
Total preferred stock	$1,636,605	65,464

Notes:

(1)	Callable at principal amount only if CLNS common stock has traded at least 130% of the conversion price for 20 of 30 consecutive trading days.

Colony NorthStar, Inc. | Supplemental Financial Report	17

IIIe. Capitalization - Debt Maturity and Amortization Schedules

($ in thousands; as of March 31, 2018)
Consolidated debt maturity and amortization schedule		Payments due by period(1)
	Fixed / Floating	2018	2019	2020	2021	2022 and after	Total
$1,000,000 Revolving credit facility	Floating	$—	$—	$—	$100,000	$—	$100,000
Convertible/exchangeable senior notes	Fixed	—	—	—	402,500	213,605	616,105
Corporate aircraft promissory note	Fixed	1,529	2,124	2,233	2,350	30,478	38,714
TruPS	Floating	—	—	—	—	280,117	280,117
Investment-level debt:
Healthcare	Fixed	122	1,750,231	7,052	8,338	403,182	2,168,925
Healthcare	Floating	17,435	687,789	51,554	352,717	1	1,109,496
Industrial	Fixed	607	839	875	2,350	1,009,359	1,014,030
Hospitality	Fixed	—	—	—	9,918	—	9,918
Hospitality	Floating	—	512,000	247,750	209,931	1,630,000	2,599,681
Other Equity and Debt(2)	Fixed	57,410	27,006	16,544	29,124	430,729	560,813
Other Equity and Debt(2)	Floating	201,023	178,849	61,064	461,549	1,360,653	2,263,138
Total debt(3)		$278,126	$3,158,838	$387,072	$1,578,777	$5,358,124	$10,760,937

Pro rata debt maturity and amortization schedule		Payments due by period(1)
	Fixed / Floating	2018	2019	2020	2021	2022 and after	Total
$1,000,000 Revolving credit facility	Floating	$—	$—	$—	$100,000	$—	$100,000
Convertible/exchangeable senior notes	Fixed	—	—	—	402,500	213,605	616,105
Corporate aircraft promissory note	Fixed	1,529	2,124	2,233	2,350	30,478	38,714
TruPS	Floating	—	—	—	—	280,117	280,117
Investment-level debt:
Healthcare	Fixed	85	1,218,820	4,950	5,852	283,005	1,512,712
Healthcare	Floating	12,672	484,661	41,822	284,095	1	823,251
Industrial	Fixed	244	337	351	944	405,257	407,133
Hospitality	Fixed	—	—	—	9,670	—	9,670
Hospitality	Floating	—	512,000	247,750	204,683	1,464,620	2,429,053
Other Equity and Debt(2)	Fixed	47,483	16,805	6,295	10,566	409,487	490,636
Other Equity and Debt(2)	Floating	48,509	94,442	29,313	420,680	666,781	1,259,725
Total debt(3)		$110,522	$2,329,189	$332,714	$1,441,340	$3,753,351	$7,967,116
Notes:

(1)	Based on initial maturity dates or extended maturity dates to the extent criteria are met and the extension option is at the borrower’s discretion.

(2)	Excludes $237 million consolidated or $214 million CLNS OP share principal balance of non-recourse CDO securitization debt.

(3)	Includes $216 million consolidated or $210 million CLNS OP share principal balance of debt related to assets held for sale.

Colony NorthStar, Inc. | Supplemental Financial Report	18

IVa. Healthcare Real Estate - Summary Metrics and Operating Results

($ in thousands; as of or for the three months ended March 31, 2018, unless otherwise noted)	Consolidated amount	CLNS OP share of consolidated amount(1)
Net operating income
Net operating income:
Senior Housing - Operating	$17,472	$12,620
Medical Office Buildings(2)	16,551	11,526
Triple-Net Lease:
Senior Housing	15,539	10,998
Skilled Nursing Facilities	26,825	19,298
Hospitals	4,923	3,428
Total net operating income(3)	$81,310	$57,870

Portfolio overview	Total number of buildings	Capacity	% Occupied(4)	TTM Lease Coverage(5)	WA Remaining Lease Term
Senior Housing - Operating	109	6,436 units	86.4%	N/A	N/A
Medical Office Buildings	108	3.8 million sq. ft.	83.2%	N/A	N/A
Triple-Net Lease:
Senior Housing	83	4,153 units	83.2%	1.4x	11.8
Skilled Nursing Facilities	99	11,829 beds	82.7%	1.2x	6.8
Hospitals	14	872 beds	55.3%	3.5x	11.2
Total / W.A.	413		82.8%	1.5x	8.9

Same store financial/operating results related to the segment
	% Occupied(4)		TTM Lease Coverage(5)		NOI
	Q1 2018	Q4 2017	12/31/2017	9/30/2017	Q1 2018	Q4 2017	% Change
Senior Housing - Operating	86.4%	87.4%	n/a	n/a	$17,474	$15,788	10.7%
Medical Office Buildings(2)	83.2%	83.4%	n/a	n/a	16,551	13,356	23.9%
Triple-Net Lease:
Senior Housing	83.2%	82.9%	1.4x	1.4x	15,530	15,226	2.0%
Skilled Nursing Facilities	82.7%	82.6%	1.2x	1.2x	26,854	26,837	0.1%
Hospitals	55.3%	58.4%	3.5x	2.5x	4,923	5,181	(5.0)%
Total / W.A.	82.8%	83.1%	1.5x	1.4x	$81,332	$76,388	6.5%

Notes:

(1)	CLNS OP Share represents Consolidated NOI multiplied by CLNS OP's interest as of March 31, 2018.

(2)	Includes a first quarter 2018 early lease termination fee of $3.2 million consolidated or $2.2 million CLNS OP share.

(3)
NOI includes $1.3 million consolidated or $0.9 million CLNS OP share of interest earned related to $76 million consolidated or $53 million CLNS OP share carrying value of healthcare real estate development loans. This interest income is in the Interest Income line item on the Company’s Statement of Operations for the three months ended March 31, 2018. For a reconciliation of net income/(loss) attributable to common stockholders to NOI, please refer to the appendix to this presentation.

(4)
Occupancy % for Senior Housing - Operating represents average of the presented quarter, MOB’s is as of last day in the quarter and for Triple-Net Lease represents average of the prior quarter. Occupancy represents real estate property operator’s patient occupancy for all types except MOB.

(5)
Represents the ratio of the tenant's/operator's EBITDAR to cash rent payable to the Company's Healthcare Real Estate segment on a trailing twelve month basis. Refer to Important Notes Regarding Non-GAAP Financial Measures and Definitions pages in this presentation for additional information regarding the use of tenant/operator EBITDAR.

Colony NorthStar, Inc. | Supplemental Financial Report	19

IVb. Healthcare Real Estate - Portfolio Overview

(As of or for the three months ended March 31, 2018, unless otherwise noted)
Triple-Net Lease Coverage(1)		% of Triple-Net Lease TTM NOI as of December 31, 2017
December 31, 2017 TTM Lease Coverage	# of Leases	Senior Housing	Skilled Nursing Facilities & Hospitals	% Total NOI	WA Remaining Lease Term
Less than 0.99x	6	7%	17%	24%	7 yrs
1.00x - 1.09x	1	—%	10%	10%	9 yrs
1.10x - 1.19x	2	4%	4%	8%	6 yrs
1.20x - 1.29x	1	—%	11%	11%	11 yrs
1.30x - 1.39x	1	—%	2%	2%	8 yrs
1.40x - 1.49x	1	—%	6%	6%	6 yrs
1.50x and greater	5	19%	20%	39%	10 yrs
Total / W.A.	17	30%	70%	100%	9 yrs

Revenue Mix(2)	December 31, 2017 TTM
	Private Pay	Medicare	Medicaid
Senior Housing - Operating	87%	3%	10%
Medical Office Buildings	100%	—%	—%
Triple-Net Lease:
Senior Housing	64%	—%	36%
Skilled Nursing Facilities	24%	21%	55%
Hospitals	11%	40%	49%
W.A.	58%	11%	31%

Notes:

(1)
Represents the ratio of the tenant's/operator's EBITDAR to cash rent payable to the Company's Healthcare Real Estate segment on a trailing twelve month basis. Refer to Important Notes Regarding Non-GAAP Financial Measures and Definitions pages in this presentation for additional information regarding the use of tenant/operator EBITDAR. Represents leases with EBITDAR coverage in each listed range. Excludes interest income associated with triple-net lease senior housing and hospital types. Caring Homes (U.K.) lease (EBITDAR) coverage includes additional collateral provided by the operator.

(2)
Revenue mix represents percentage of revenues derived from private, Medicare and Medicaid payor sources. The payor source percentages for the hospital category excludes two operating partners, whom do not track or report payor source data and totals approximately one-third of NOI in the hospital category. Overall percentages are weighted by NOI exposure in each category.

Colony NorthStar, Inc. | Supplemental Financial Report	20

IVb. Healthcare Real Estate - Portfolio Overview (cont’d)

($ in thousands; as of or for the three months ended March 31, 2018, unless otherwise noted)
Top 10 Geographic Locations by NOI
	Number of buildings	NOI
United Kingdom	44	$10,234
Texas	31	7,583
Indiana	55	7,300
Illinois	35	7,002
Florida	27	6,919
Pennsylvania	11	4,807
Oregon	31	4,782
Ohio	35	4,635
Georgia	22	4,539
California	15	4,424
Total	306	$62,225

Top 10 Operators/Tenants by NOI
	Property Type/Primary Segment	Number of buildings	NOI	% Occupied	TTM Lease Coverage	WA Remaining Lease Term
Senior Lifestyle	Sr. Housing / RIDEA	82	$14,112	86.5%	n/a	n/a
Caring Homes (U.K.)(1)	Sr. Housing / NNN	44	8,923	87.3%	1.5x	15 yrs
Sentosa	SNF / NNN	11	4,807	89.9%	1.2x	11 yrs
Wellington Healthcare	SNF / NNN	11	4,445	89.5%	1.1x	9 yrs
Miller	SNF / NNN	28	3,848	72.0%	2.0x	n/a
Frontier	Sr. Housing / RIDEA / NNN	20	3,704	83.8%	n/a	n/a
Consulate	SNF / NNN	10	2,912	77.7%	0.4x	10 yrs
Opis	SNF / NNN	11	2,806	90.0%	1.4x	6 yrs
Grace	SNF / NNN	9	2,606	82.9%	1.0x	3 yrs
Avanti Hospital Systems	Hospital	5	2,292	52.7%	5.1x	16 yrs
Total		231	$50,455

Notes:

(1)	Caring Homes (U.K.) lease (EBITDAR) coverage includes additional collateral provided by the operator.

Colony NorthStar, Inc. | Supplemental Financial Report	21

Va. Industrial Real Estate - Summary Metrics and Operating Results

($ in thousands; as of or for the three months ended March 31, 2018, unless otherwise noted)	Consolidated amount(1)	CLNS OP share of consolidated amount(1)
Net operating income
Net operating income	$44,633	$17,920

Portfolio overview
Total number of buildings	378
Rentable square feet (thousands)	45,592
% leased at end of period	94.4%
Average remaining lease term	3.8

Same store financial/operating results related to the segment	Q1 2018	Q4 2017	% Change
Same store number of buildings	305	305	—
% leased at end of period	95.1%	95.7%	(0.6)%
Revenues	$51,695	$49,478	4.5%
NOI	$35,305	$35,714	(1.1)%

Recent acquisitions & dispositions	Acquisition / Disposition date	Number of buildings	Rentable square feet (thousands)	% leased	Purchase price / Sales price
Q1 2018 acquisitions:
Phoenix industrial property	1/22/2018	1	217	81.3%	$13,400
Jacksonville industrial portfolio	2/21/2018	3	305	100.0%	25,300
San Antonio industrial portfolio	3/26/2018	2	640	88.0%	52,100
Jacksonville industrial portfolio	3/30/2018	4	1,287	100.0%	77,500
Land for development	Various	N/A	N/A	N/A	10,500
Total / W.A.		10	2,449	95.2%	$178,800

Q1 2018 dispositions:
Orlando industrial property	3/6/2018	1	181	100.0%	$11,000
Total / W.A.		1	181	100.0%	$11,000

Q2 2018 acquisitions:
East Bay industrial portfolio	4/13/2018	2	587	100.0%	$100,500
Las Vegas industrial portfolio	4/24/2018	2	363	45.0%	$37,400
Total / W.A.		4	950	78.9%	$137,900

Notes:

(1)
CLNS OP Share represents Consolidated NOI multiplied by CLNS OP's interest as of March 31, 2018. For a reconciliation of net income/(loss) attributable to common stockholders to NOI, please refer to the appendix to this presentation.

Colony NorthStar, Inc. | Supplemental Financial Report	22

Vb. Industrial Real Estate - Portfolio Overview

($ in thousands; as of or for the three months ended March 31, 2018, unless otherwise noted)
Top 10 Geographic Locations by NOI	Number of buildings	Rentable square feet (thousands)	NOI	% leased at end of period
Dallas	68	7,426	$7,345	94.5%
Atlanta	62	6,862	6,824	99.1%
New Jersey, South / Philadelphia	34	3,763	3,724	93.2%
Orlando	17	2,851	3,597	96.1%
Minneapolis	18	2,814	3,289	96.6%
Maryland-BWI	21	2,806	2,975	91.9%
Phoenix	28	3,230	2,820	92.4%
Houston	23	2,092	2,498	88.7%
Chicago	26	2,786	2,270	90.0%
Kansas City	14	2,260	2,014	91.5%
Total / W.A.	311	36,890	$37,356	94.3%

Top 10 Tenant Base by Industry
Industry	Total leased square feet (thousands)	% of total
Warehousing & Transportation	16,927	39.3%
Manufacturing	7,466	17.4%
Professional, Scientific, and Technical Services	4,226	9.8%
Wholesale Trade	4,223	9.8%
Media & Information	2,946	6.8%
Health & Science	2,896	6.7%
Construction & Contractors	2,175	5.1%
Retail Trade	1,128	2.6%
Entertainment & Recreation	933	2.2%
Public Administration & Government	113	0.3%
Total	43,033	100.0%

Colony NorthStar, Inc. | Supplemental Financial Report	23

VIa. Hospitality Real Estate - Summary Metrics and Operating Results

($ in thousands; as of or for the three months ended March 31, 2018, unless otherwise noted)		CLNS OP share of consolidated amount(1)
EBITDA	Consolidated amount
EBITDA:
Select Service	$32,365	$30,520
Extended Stay	22,918	21,612
Full Service	3,909	3,686
Total EBITDA(2)	$59,192	$55,818

Portfolio overview by type
	Number of hotels	Number of rooms	Avg. qtr. % occupancy	Avg. daily rate (ADR)	RevPAR	Q1 2018 EBITDA	EBITDA margin
Select service	97	13,193	68.4%	$123	$84	$32,365	29.3%
Extended stay	66	7,936	74.3%	130	96	22,918	32.5%
Full service	4	962	67.7%	181	123	3,909	27.1%
Total / W.A.	167	22,091	70.5%	$128	$90	$59,192	30.3%

Same store financial/operating results related to the segment by brand
	Avg. qtr. % occupancy		Avg. daily rate (ADR)		RevPAR		EBITDA
Brand	Q1 2018	Q1 2017	Q1 2018	Q1 2017	Q1 2018	Q1 2017	Q1 2018	Q1 2017	% Change
Marriott	69.3%	68.8%	$129	$129	$90	$89	$46,848	$48,082	(2.6)%
Hilton	73.8%	72.8%	124	123	91	90	8,850	9,734	(9.1)%
Other	78.2%	72.5%	127	129	99	93	3,494	3,365	3.8%
Total / W.A.	70.5%	69.7%	$128	$128	$90	$89	$59,192	$61,181	(3.3)%

Notes:

(1)	CLNS OP Share represents Consolidated EBITDA multiplied by CLNS OP's interest as of March 31, 2018.

(2)
Q1 2018 EBITDA excludes a FF&E reserve contribution amount of $8.6 million consolidated or $8.1 million CLNS OP share. For a reconciliation of net income/(loss) attributable to common stockholders to EBITDA please refer to the appendix to this presentation.

Colony NorthStar, Inc. | Supplemental Financial Report	24

VIb. Hospitality Real Estate - Portfolio Overview

($ in thousands; as of March 31, 2018, unless otherwise noted)
Top 10 Geographic Locations by EBITDA	Number of hotels	Number of rooms	Number of rooms-select service	Number of rooms-extended stay	Number of rooms-full service	EBITDA
Florida	12	2,060	1,186	291	583	$13,474
California	18	2,254	1,243	1,011	—	10,723
Texas	28	3,230	1,952	1,278	—	7,246
New Jersey	12	1,884	718	942	224	3,342
Virginia	11	1,473	1,210	263	—	2,644
North Carolina	7	981	831	150	—	2,309
Georgia	7	974	694	280	—	2,296
Washington	5	664	160	504	—	2,197
Arizona	3	418	298	120	—	2,106
Michigan	6	809	601	208	—	1,778
Total / W.A.	109	14,747	8,893	5,047	807	$48,115

Colony NorthStar, Inc. | Supplemental Financial Report	25

VIIa. CLNC

($ in thousands, except as noted and per share data; as of March 31, 2018, unless otherwise noted)	Consolidated amount	CLNS OP share of consolidated amount
Colony NorthStar Credit Real Estate, Inc. (NYSE: CLNC)(1)
CLNS OP interest in CLNC as of May 7, 2018	36.6%	36.6%
CLNC shares beneficially owned by OP and common stockholders	48.0 million	48.0 million
CLNC share price as of May 7, 2018	$19.12	$19.12
Total market value of CLNC shares	$917,167	$917,167
Net carrying value - CLNC	$1,161,930	$1,161,930

Notes:

(1)	On February 1, 2018, CLNC began trading on the NYSE following the completion of its public listing.

Colony NorthStar, Inc. | Supplemental Financial Report	26

VIIIa. Other Equity and Debt - Strategic Investments

($ in thousands, except as noted and per share data; as of March 31, 2018, unless otherwise noted)	Consolidated amount	CLNS OP share of consolidated amount
NorthStar Realty Europe Corp. (NYSE: NRE)
CLNS OP interest in NRE as of May 7, 2018	10.8%	10.8%
NRE shares beneficially owned by OP and common stockholders	5.6 million	5.6 million
NRE share price as of May 7, 2018	$14.65	$14.65
Total market value of NRE shares	$82,575	$82,575
Carrying value - NRE	73,978	73,978

CLNS's GP Co-investments in CDCF IV Investments - CLNS's Most Recent Flagship Institutional Credit Fund
Assets - carrying value	$1,062,817	$199,716
Debt - UPB	243,813	48,561
Net carrying value	$819,004	$151,155

NBV by Geography:
U.S.	23.7%	17.8%
Europe	76.3%	82.2%
Total	100.0%	100.0%

Other GP Co-investments (1)
Carrying value	125,831	87,328

Notes:

(1)
Other GP co-investments represents: i) seed investments in certain registered investment companies sponsored by the Company, ii) investments in the general partnership of third party real estate operators primarily to seed investment commitments with their limited partners for which the Company will receive its share of earnings and incentive fees, or iii) general partnership capital in a fund or investment. These investments are accounted for as Investments in Unconsolidated Ventures or consolidated Securities Available for Sale.

Colony NorthStar, Inc. | Supplemental Financial Report	27

VIIIb. Other Equity and Debt - Net Lease and Other Real Estate Equity

($ in thousands; as of March 31, 2018, unless otherwise noted)
Net Lease Real Estate Equity(1)	Number of buildings	Rentable square feet (thousands)	Consolidated amount	CLNS OP share of consolidated amount	% leased at end of period	Weighted average remaining lease term
			NOI	NOI
U.S. office	5	878	$2,015	$2,003	81.0%	5.3
Europe office	29	1,478	5,661	5,661	100.0%	11.9
Total / W.A.	34	2,356	$7,676	$7,664	92.9%	9.4

Other Real Estate Equity	Number of buildings	Rentable square feet (thousands)	Consolidated amount	CLNS OP share of consolidated amount	% leased at end of period	Weighted average remaining lease term
			Undepreciated carrying value	Undepreciated carrying value
U.S.:
Office	14	1,479	$271,401	$234,541	65.0%	6.1
Multifamily	1	N/A	50,365	45,329	94.9%	N/A
Hotel	137	N/A	1,214,582	667,711	65.2%	N/A

Europe:
Industrial	37	2,753	176,295	84,540	100.0%	6.3
Office	20	610	108,163	53,684	85.9%	13.3
Mixed / Retail	195	5,216	697,227	222,844	66.0%	4.9
Total / W.A.	404	10,058	$2,518,033	$1,308,649	76.4%	5.9

Unconsolidated joint ventures (Other RE Equity)
Preferred equity:
Multifamily			$362,638	$362,638
Office			88,224	88,224

Equity & Other:
Albertsons			89,129	44,564
Residential Land			67,693	37,264
Other			28,742	28,742
Corporate CLO Equity			18,575	18,575
Office			16,000	16,000
Multifamily			10,076	9,069
Total			$681,077	$605,076

Notes:

(1)	Net lease real estate equity excludes net operating income of investments contributed to CLNC for the period January 1, 2018 to January 31, 2018.

Colony NorthStar, Inc. | Supplemental Financial Report	28

VIIIc. Other Equity and Debt - Real Estate Debt

($ in thousands, except as noted; as of March 31, 2018, unless otherwise noted)
Portfolio Overview(1)
	Consolidated amount	CLNS OP share of consolidated amount
Non-PCI loans
Loans receivables held for investment, net	$772,258	$628,378
Loans receivables held for sale, net	—	—
Non-recourse investment-level financing (UPB)	151,289	143,553
Carrying value - equity method investments	26,883	19,375
		.
PCI loans
Loans receivables held for investment, net	521,153	432,950
Non-recourse investment-level financing (UPB)	298,065	291,096
Carrying value - equity method investments	1,442	1,442

Other
Carrying value - real estate assets (REO)	32,258	15,651

Total Portfolio
Loans receivables held for investment, net	1,293,411	1,061,328
Loans receivables held for sale, net	—	—
Carrying value - equity method investments	28,325	20,817
Carrying value - real estate assets (REO)	32,258	15,651
Non-recourse investment-level financing (UPB)	449,354	434,649

Notes:

(1)
Excludes $47 million consolidated or $28 million CLNS OP share carrying value of real estate debt investments held in a CDO securitization and $76 million consolidated or $53 million CLNS OP share carrying value of healthcare real estate development loans.

Colony NorthStar, Inc. | Supplemental Financial Report	29

VIIIc. Other Equity and Debt - Real Estate Debt (cont’d)

($ in thousands; as of or for the three months ended March 31, 2018, unless otherwise noted)
Loans receivable held for investment by loan type(1)
	Consolidated amount	CLNS OP share of consolidated amount
	Net carrying amount	Net carrying amount	Weighted average yield	Weighted average maturity in years
Non-PCI loans
Fixed rate
First mortgage loans	$64,117	$46,859	6.6%	9.4
Securitized mortgage loans	33,083	33,083	5.4%	17.1
Second mortgage loans / B-notes	216,608	119,105	7.7%	2.4
Mezzanine loans	130,742	100,344	3.0%	1.7
Corporate	46,158	46,158	10.0%	9.8
Total fixed rate non-PCI loans	490,708	345,549	6.3%	5.6

Variable rate
First mortgage loans	207,645	207,645	5.7%	0.8
Securitized mortgage loans	78,625	78,625	5.2%	17.9
Total variable rate non-PCI loans	286,270	286,270	5.6%	5.5

Total non-PCI loans	776,978	631,819
Allowance for loan losses	(4,720)	(3,441)
Total non-PCI loans, net of allowance for loan losses	772,258	628,378

PCI loans
First mortgage loans	564,345	441,245
Securitized mortgage loans	755	755
Mezzanine loans	3,671	3,671
Total PCI loans	568,771	445,671
Allowance for loan losses	(47,618)	(12,721)
Total PCI loans, net of allowance for loan losses	521,153	432,950

Total loans receivable, net of allowance for loan losses	$1,293,411	$1,061,328

Notes:

(1)
Excludes $47 million consolidated or $28 million CLNS OP share carrying value of real estate debt investments held in a CDO securitization and $76 million consolidated or $53 million CLNS OP share carrying value of healthcare real estate development loans.

Colony NorthStar, Inc. | Supplemental Financial Report	30

VIIIc. Other Equity and Debt - Real Estate Debt (cont’d)

($ in thousands; as of or for the three months ended March 31, 2018, unless otherwise noted)
Loans receivable held for investment by collateral type(1)
	Consolidated amount	CLNS OP share of consolidated amount
	Net carrying amount	Net carrying amount	Weighted average yield	Weighted average maturity in years
Non-PCI Loans
Hospitality	$54,390	$27,196	10.5%	2.4
Retail	175,956	165,025	2.3%	1.1
Multifamily	270,261	253,003	5.6%	9.8
Office	188,054	118,277	10.2%	2.2
Land	37,439	18,719	—%	0.4
Corporate	46,158	46,158	10.0%	9.8
Total non-PCI loans, net of allowance for loan losses	772,258	628,378	6.0%	5.5

PCI Loans
Office	278,126	276,605
Retail	81,615	57,359
Multifamily	41,188	17,346
Industrial	40,779	30,197
Hospitality	20,917	8,585
Land	35,892	29,586
Other	21,353	13,020
Residential	1,283	252
Total PCI loans, net of allowance for loan losses	521,153	432,950

Total loans receivable, net of allowance for loan losses	$1,293,411	$1,061,328

Notes:

(1)
Excludes $47 million consolidated or $28 million CLNS OP share carrying value of real estate debt investments held in a CDO securitization and $76 million consolidated or $53 million CLNS OP share carrying value of healthcare real estate development loans.

Colony NorthStar, Inc. | Supplemental Financial Report	31

VIIId. Other Equity and Debt - Real Estate PE Fund Interests

($ in thousands, except as noted; as of or for the three months ended March 31, 2018, unless otherwise noted)
Operating Results(1)
Q1 2018 income	$4,741
Return of capital	8,422
Total distributions	13,163
Contributions	10
Net	$13,153

Carrying value	$171,945
Weighted average remaining term as of March 31, 2018	1.2 yrs

Portfolio Overview
Number of funds	54
Number of general partners	39
Underlying assets, at cost	$6,052,400
Implied leverage(2)	37%
Expected remaining future capital contributions	$—

Investment by Types(3)		Investment by Geography(3)
Type	%	Location	%
Land	24%	Northeast	24%
Multifamily	14%	West	19%
Office	13%	Primarily Various U.S.	14%
Other	11%	Midwest	13%
Cash	10%	Cash	10%
Retail	9%	Southeast	6%
Lodging	8%	Asia	6%
Debt	7%	Mid-Atlantic	5%
Residential/Condo	3%	Europe	3%
Industrial	1%
Total	100%	Total	100%

Notes:

(1)	PE fund interests excludes income of investments contributed to CLNC for the period January 1, 2018 to January 31, 2018.

(2)	Represents implied leverage for funds with investment-level financing, calculated as debt divided by assets at fair value.

(3)	Represents the underlying fund interests in PE Investments by investment type and geographic location based on NAV as of December 31, 2017.

Colony NorthStar, Inc. | Supplemental Financial Report	32

VIIIe. Other Equity and Debt - CRE Securities

($ in thousands; as of March 31, 2018)
Portfolio Overview
Owned Bonds and Equity of Deconsolidated CDO's	Carrying Value
Total owned deconsolidated CDO bonds	$66,164

Total owned deconsolidated CDO equity	14,190

Consolidated CDO's	Carrying Value
Total consolidated CDO investments	$147,776
Total consolidated non-recourse CDO financing(1)	102,487
Net book value - consolidated CDOs	$45,289

CMBS	Carrying Value
$616

Core FFO
Q1 2018 aggregate Core FFO(2)	$2,466

Notes:
(1)    Reflects an approximately $50 million of financing paydown subsequent to March 31, 2018, from first quarter 2018 asset sale proceeds held at trustee as of March 31, 2018.
(2)    Excludes gains, net of losses, of $5.7 million.

Colony NorthStar, Inc. | Supplemental Financial Report	33

IXa. Investment Management - Summary Metrics

($ in thousands, except as noted; as of March 31, 2018)	Q1 2018 Fee Revenue - CLNS OP Share
Overview

Institutional funds	$13,211
Retail companies(1)	11,459
Colony NorthStar Credit Real Estate (NYSE:CLNC)(1)	8,000
NorthStar Realty Europe (NYSE:NRE)	4,172
Non-wholly owned REIM platforms (earnings of investments in unconsolidated ventures)(2)	6,614
Total Q1 2018 reported fee revenue and REIM platform earnings of investments in unconsolidated ventures	$43,456
Operating Results
Revenues
Total fee revenue and REIM earnings of investments in unconsolidated ventures	$43,456
Other income and commission income	5,679
Expenses
Investment, servicing and commission expenses	6,363
Depreciation and amortization	7,676
Impairment loss	140,429
Compensation expense	16,468
Administrative expenses	2,735
Total expenses	173,671
Other gain (loss), net	1,021
Earnings of investments in unconsolidated ventures(3)	1,324
Income tax benefit	36,803
Net income attributable to common interests in OP and common stockholders	(85,388)
Real estate depreciation and amortization	1,111
Impairment write-downs associated with depreciable real estate	1,971
(Gain) loss from sales of depreciable real estate	(3,077)
(Gains) and losses from sales of businesses within the Investment Management segment and impairment write-downs associated with the Investment Management segment	5,431
Equity-based compensation expense	1,834
Straight-line rent revenue and straight-line rent expense	(73)
Amortization of deferred financing costs and debt premiums and discounts	83
Unrealized fair value gains or losses and foreign currency remeasurements	6
Merger integration costs	1,275
Amortization and impairment of investment management intangibles	147,912
Non-real estate depreciation and amortization	187
Tax (benefit) expense, net	(39,901)
Core FFO	$31,371
Notes:
(1)    Retail Companies includes one month of asset management, acquisition and disposition fees related to NorthStar I and NorthStar II; and CLNC includes two months of management fees.
(2)    Includes $3 million of realized carried interest.
(3)    Includes $1 million of unrealized carried interest from the industrial fund.

Colony NorthStar, Inc. | Supplemental Financial Report	34

IXb. Investment Management – Assets Under Management

($ in millions, except as noted; as of March 31, 2018, unless otherwise noted)
Segment	Products (FEEUM)	Description	AUM CLNS OP Share	FEEUM CLNS OP Share	Fee Rate

Institutional Funds	• Credit ($2.6 billion) • Core plus / value-added ($0.3 billion) • Opportunistic ($1.1 billion) • Colony Industrial ($1.2 billion) • Other co-investment vehicles ($0.6 billion)	• 26 years of institutional investment management experience • Sponsorship of private equity funds and vehicles earning asset management fees and performance fees • More than 300 investor relationships • Colony Industrial Open-End Fund	$9,790	$5,802.9%
Retail Companies (1)	• NorthStar Healthcare ($1.6 billion)(2) • NorthStar/RXR NY Metro Real Estate • NorthStar Real Estate Capital Income Funds(3) • NorthStar/Townsend Institutional Real Estate Fund(4)	• Manage public non-traded vehicles earning asset management and performance fees	3,674	1,666	1.5%
Public Companies	• Colony NorthStar Credit Real Estate ($3.1 billion)(1) • NorthStar Realty Europe Corp. ($1.1 billion)(5)	• CLNC: NYSE-listed credit focused REIT • NRE: NYSE-listed European equity REIT • Contracts with base management fees with potential for incentive fees	5,310	4,215	1.5%
Non-Wholly Owned REIM Platforms	• Digital Real Estate Infrastructure Co-sponsored Vehicle • RXR Realty • American Healthcare Investors • Steelwave • Hamburg Trust	• CLNS recognizes at-share earnings from underlying non-wholly owned REIM platforms • 27% investment in RXR Realty, a real estate owner, developer and investment management company with $18 billion of AUM • 43% investment in American Healthcare Investors, a healthcare investment management firm and sponsor of non-traded vehicles with $3 billion of AUM	8,713	4,504	N/A
Total			$27,487	$16,187

Notes:

(1)
On February 1, 2018, a new permanent capital commercial real estate credit REIT named Colony NorthStar Credit Real Estate, Inc., externally managed by the Company, completed its public listing on the New York Stock Exchange and began trading under the ticker symbol “CLNC".

(2)	On December 20, 2017, the Company agreed to amend and restate its management agreement with NorthStar Healthcare Income, Inc. effective January 1, 2018.

(3)	NorthStar Real Estate Capital Income Funds represents a master/feeder structure and pools investor capital raised through three feeder funds.

(4)	NorthStar/Townsend Institutional Real Estate Fund Inc. filed an amended registration statement on Form N-2 to the SEC in May 2017, which as of May 7, 2018, is not yet effective.

(5)	On November 9, 2017, the Company agreed to amend and restate its management agreement with NorthStar Realty Europe effective January 1, 2018.

Colony NorthStar, Inc. | Supplemental Financial Report	35

APPENDICES

Colony NorthStar, Inc. | Supplemental Financial Report	36

Xa. Appendices - Definitions

Assets Under Management (“AUM”)
Assets for which the Company and its affiliates provide investment management services, including assets for which the Company may or may not charge management fees and/or performance allocations. AUM is based on reported gross undepreciated carrying value of managed investments as reported by each underlying vehicle at March 31, 2018. AUM further includes a) uncalled capital commitments and b) includes the Company’s pro-rata share of each affiliate non wholly-owned real estate investment management platform’s assets as presented and calculated by the affiliate. Affiliates include the co-sponsored digital real estate infrastructure vehicle, RXR Realty LLC, SteelWave, LLC, American Healthcare Investors and Hamburg Trust. The Company's calculations of AUM may differ materially from the calculations of other asset managers, and as a result, this measure may not be comparable to similar measures presented by other asset managers.

CLNS OP
The operating partnership through which the Company conducts all of its activities and holds substantially all of its assets and liabilities. CLNS OP share excludes noncontrolling interests in investment entities.

Fee-Earning Equity Under Management (“FEEUM”)
Equity for which the Company and its affiliates provides investment management services and derives management fees and/or performance allocations. FEEUM generally represents a) the basis used to derive fees, which may be based on invested equity, stockholders’ equity, or fair value pursuant to the terms of each underlying investment management agreement and b) the Company’s pro-rata share of fee bearing equity of each affiliate as presented and calculated by the affiliate. Affiliates include the co-sponsored digital real estate infrastructure vehicle, RXR Realty LLC, SteelWave, LLC, American Healthcare Investors and Hamburg Trust. The Company's calculations of FEEUM may differ materially from the calculations of other asset managers, and as a result, this measure may not be comparable to similar measures presented by other asset managers.

Healthcare same store portfolio: defined as properties in operation throughout the full periods presented under the comparison and included 413 properties in the sequential quarter to quarter and year to year comparisons.

Industrial same store portfolio: consisted of the same 305 buildings that were stabilized during the three months ended March 31, 2018 and March 31, 2017. Properties acquired, disposed or held for sale during these periods are excluded. Stabilized properties are defined as properties owned for more than one year or are greater than 90% leased as of the beginning of the January 1, 2017.

Hospitality same store portfolio: defined as hotels in operation throughout the full periods presented under the comparison and included 167 hotels in the year to year comparison.

NOI: Net Operating Income. NOI for healthcare and industrial segments represents total property and related income less property operating expenses, adjusted for the effects of (i) straight-line rental income adjustments; (ii) amortization of acquired above- and below-market lease adjustments to rental income; and (iii) other items such as adjustments for the Company’s share of NOI of unconsolidated ventures.

EBITDA: Earnings before Interest, Income Taxes, Depreciation and Amortization. EBITDA for the hospitality segment represents net income from continuing operations of that segment excluding the impact of interest expense, income tax expense or benefit, and depreciation and amortization.

Colony NorthStar, Inc. | Supplemental Financial Report	37

Xa. Appendices - Definitions

Earnings Before Interest, Tax, Depreciation, Amortization and Rent (“EBITDAR”)
Represents earnings before interest, taxes, depreciation, amortization and rent for facilities accruing to the tenant/operator of the property (not the Company) for the period presented. The Company uses EBITDAR in determining TTM Lease Coverage for triple-net lease properties in its Healthcare Real Estate segment. EBITDAR has limitations as an analytical tool. EBITDAR does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments. In addition, EBITDAR does not represent a property's net income or cash flow from operations and should not be considered an alternative to those indicators. The Company utilizes EBITDAR as a supplemental measure of the ability of the Company's operators/tenants to generate sufficient liquidity to meet related obligations to the Company.

TTM Lease Coverage
Represents the ratio of EBITDAR to recognized cash rent for owned facilities on a trailing twelve month basis. TTM Lease Coverage is a supplemental measure of a tenant’s/operator’s ability to meet their cash rent obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDAR.

ADR: Average Daily Rate

RevPAR: Revenue per Available Room

UPB: Unpaid Principal Balance

PCI: Purchased Credit-Impaired

REIM: Real Estate Investment Management

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Xb. Appendices - Reconciliation of Net Income (Loss) to NOI/EBITDA

($ in thousands; for the three months ended March 31, 2018)
NOI and EBITDA Determined as Follows	Healthcare	Industrial	Hospitality	Other Equity and Debt—Net Lease Properties
Total revenues	$152,595	$68,753	$195,782	$10,476
Straight-line rent revenue and amortization of above- and below-market lease intangibles	(4,319)	(2,297)	(7)	(870)
Interest income	—	(532)	—	—
Other income	—	—	(488)	—
Property operating expenses(1)	(66,966)	(20,811)	(136,095)	(1,930)
Compensation expense(1)	—	(480)	—	—
NOI or EBITDA	$81,310	$44,633	$59,192	$7,676

Reconciliation of Net Income (Loss) from Continuing Operations to NOI/EBITDA
	Healthcare	Industrial	Hospitality
Net income (loss) from continuing operations	$(12,534)	$6,321	$(11,886)
Adjustments:
Straight-line rent revenue and amortization of above- and below-market lease intangibles	(4,319)	(2,297)	(7)
Interest income	—	(532)	—
Interest expense	50,941	10,190	34,361
Transaction, investment and servicing costs	2,310	74	1,542
Depreciation and amortization	41,127	29,945	35,457
Impairment loss	3,780	—	—
Compensation and administrative expense	1,933	3,222	2,017
Gain on sale of real estate	—	(2,293)	—
Other (gain) loss, net	(2,926)	—	(323)
Other income	—	—	(488)
Income tax (benefit) expense	998	3	(1,481)
NOI or EBITDA	$81,310	$44,633	$59,192

Notes:

(1)
For healthcare and hospitality, property operating expenses includes property management fees paid to third parties. For industrial, there are direct costs of managing the portfolio which are included in compensation expense.

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Xb. Appendices - Reconciliation of Net Income (Loss) to NOI/EBITDA (cont’d)

($ in thousands; for the three months ended March 31, 2018)
Reconciliation of Net Income from Continuing Operations of Other Equity and Debt Segment to NOI of Net Lease Real Estate Equity
Other Equity and Debt
Net income from continuing operations	$68,431
Adjustments:
Property operating income of other real estate equity	(128,268)
Straight-line rent revenue and amortization of above- and below-market lease intangibles for net lease real estate equity	(887)
Interest income	(61,787)
Fee and other income	(2,670)
Property operating expense of other real estate equity	79,404
Interest expense	40,280
Transaction, investment and servicing costs	7,131
Depreciation and amortization	28,969
Provision for loan loss	5,375
Impairment loss	9,189
Compensation and administrative expense	6,152
Gain on sale of real estate assets	(16,151)
Other loss, net	(3,442)
Earnings of investments in unconsolidated ventures	(27,217)
Income tax expense	4,539
NOI of net lease real estate equity	$9,048
Less: assets contributed to CLNC	(1,077)
Less: one-time gain and asset sold in Q1 2018	(295)
NOI of net lease real estate equity, excluding assets contributed to CLNC and a one-time gain	$7,676

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